Exhibit 99.2

Contacts:
Media Relations	Media/Investor Relations
Bobbie Collins	Brian Beades
212-810-8155	212-810-5596
Bobbie.Collins@blackrock.com	Brian.Beades@blackrock.com

BLACKROCK AGREES TO ACQUIRE BARCLAYS GLOBAL INVESTORS,
INCLUDING ITS MARKET-LEADING iSHARES BUSINESS

Brings together two market leaders to create the preeminent investment management firm, BlackRock Global Investors (“BlackRock”)

Unique ability to combine active, quantitative and index strategies to develop investment solutions for institutional clients worldwide

Market-leading ETF platform, iShares, and BlackRock’s global mutual funds together create unmatched ability to tailor portfolios for retail investors

Industry-leading risk management and advisory platform, BlackRock Solutions®, to benefit from broader risk and analytical capabilities

Combined firm to be fully integrated and fully independent, with employees, clients and products spanning the globe Barclays PLC to have a 19.9% economic interest in the combined firm

***

NEW YORK, June 11, 2009 – BlackRock, Inc. (NYSE: BLK) announced it has executed a purchase agreement to acquire Barclays Global Investors (“BGI”), including its market-leading ETF platform, iShares, from Barclays PLC (“Barclays”). The combination of BlackRock and BGI would bring together market leaders in active and index strategies to create the preeminent asset management firm operating under the name BlackRock Global Investors (“BlackRock”). The transaction would create an independent and fully integrated asset management firm with combined assets under management of over $2.7 trillion.
Barclays previously entered into an agreement to sell BGI’s iShares business to another party under a “go shop” arrangement. Unless Barclays receives an offer from that party within five business days that considers to match the terms of BlackRock’s agreement to acquire BGI, the Board of Directors of Barclays will execute the purchase agreement with BlackRock and recommend it to Barclays’ shareholders for approval.

As one, BlackRock and BGI will have a world-class product offering across the risk spectrum to bring an even greater solutions-centered approach to retail and institutional clients. BGI’s record of product innovation, risk analytics and leadership in quantitative investing, indexing, and retirement solutions will complement BlackRock’s expertise in active fund management, tailored solutions, innovative culture and risk management via BlackRock Solutions.

The firm’s products will include equities, fixed income, cash management and alternatives, and will offer clients diversified access to global markets through separate accounts, common trust funds, mutual funds, ETFs, hedge funds, and closed-end funds.

The ability to offer BlackRock’s global mutual funds alongside iShares will create an unmatched ability to tailor portfolios for retail investors. iShares is the industry-leading ETF platform, with over $300 billion of AUM in more than 350 funds worldwide. iShares is a rapidly growing business, ranking among the top three selling mutual fund and ETF families for the last three years.

The combined firm will have unparalleled talent, analytical tools, and scale to deliver liquidity, global presence, and local market insight to clients. BlackRock will continue to be deeply committed to generating alpha as its number one priority for all actively managed products, as well to delivering highly efficient beta in passive strategies.

The industry-leading services of BlackRock Solutions will benefit from offering a broader set of risk management, advisory, and analytical capabilities to a wide variety of clients.

At the closing of this transaction, which is expected to occur in the fourth quarter, Barclays will hold a 19.9% economic interest in BlackRock. The two firms will seek to expand their relationships in investment banking and wealth management.

At closing, BlackRock will have more than 9,000 employees in 24 countries and have a meaningful presence in all major markets around the world. The addition of the BGI San Francisco office will substantially expand the firm’s U.S. footprint.

“We are incredibly excited about the potential to significantly expand the scale and scope of our work with investors throughout the world. The combination of active and passive investment products will be unsurpassed, and will enhance our ability to offer comprehensive solutions and tailored portfolios to institutional and retail clients,” said Laurence D. Fink, BlackRock Chairman and CEO.

“People are at the heart of successful firms, and the depth of talent in BlackRock Global Investors will be tremendous. The thought leadership and intellectual capital of the combined firm ensure we will remain at the forefront of addressing key investment issues and trends that have emerged over the past decade and are now accelerating dramatically, including globalization of capital markets, a greater focus on asset allocation, multi-asset class solutions, fiduciary management, risk management and advisory services.”

“I am thrilled that Blake Grossman, CEO of BGI, will serve as a Vice Chairman of the combined firm, head of Scientific Investing, and a member of the Office of the Chairman. I look forward to welcoming him as my partner in leading the organization. I am equally excited about the deeper relationship with Barclays Capital and Barclays Wealth, and look forward to having John Varley and Bob Diamond join BlackRock’s Board of Directors.”

“We have long held BGI in the highest regard, and know that our cultures and values are strongly aligned. Both of our organizations place great emphasis on teamwork, excellence and integrity. The two firms have worked together for over seven years through BlackRock Solutions, where BGI’s U.S. Fixed Income Group is already a client. This relationship will considerably ease integration as we go forward.”
“This relationship offers the opportunity to form a closer relationship between our investment banking and wealth management business and BlackRock,” said Robert E. Diamond, Jr., President of Barclays PLC. “The strength and breadth of BlackRock’s combined platform will deepen our collaboration in serving clients worldwide.”

Blake R. Grossman, Global CEO of BGI, commented, “BlackRock Global Investors will create significant new opportunities for the talented employees of both companies, as we help our institutional and retail clients manage their toughest investment challenges. The two firms mesh well – and I have every confidence we will smoothly integrate into one organization.”

Terms of the Transaction

Under the terms of the transaction, BlackRock would acquire BGI in exchange for 37.8 million shares of common and common equivalents in BlackRock and $6.6 billion of cash. The shares will represent a 4.9% voting interest and an aggregate 19.9% economic interest in the combined firm, which will be renamed BlackRock Global Investors.

Under the terms of the agreement, Barclays will have certain restrictions on the sale or acquisition of shares in BlackRock, but will have the right to maintain its ownership percentage if BlackRock issues additional shares in the future.

The cash portion of the purchase price will be funded through a mix of existing cash, committed debt facilities and proceeds from the issuance of equity securities to a group of institutional investors. The cash portion of the purchase price is 100% committed.

A group of banks, including Barclays, Citi and Credit Suisse, has committed to provide BlackRock with a new 364-day revolving credit facility of up to $2.0 billion. The facility would be drawn at closing to the extent necessary and repaid during the term from the proceeds of any capital raising transactions. It is BlackRock’s intent to refinance any draw down under this facility with the proceeds of term debt financings.

BlackRock has received commitments from a group of institutional investors to purchase 19.9 million shares at the closing of the transaction for a total of $2.8 billion.

In addition to the conclusion of the go-shop arrangement, the transaction is subject to approval by Barclays shareholders, regulatory approvals, client consents and customary conditions.

Citi and Credit Suisse served as lead financial advisors to BlackRock. Banc of America Merrill Lynch Securities, Morgan Stanley, and Perella Weinberg Partners provided additional financial advisory support. Skadden, Arps, Slate, Meagher & Flom served as legal counsel to BlackRock.

Conference Calls

BlackRock and Barclays PLC to Host Joint Teleconference for Members of the Media Today - Thursday, June 11th at 8:30 p.m. ET

Laurence D. Fink, Chairman and Chief Executive Officer of BlackRock; Robert S. Kapito, President of BlackRock; John Varley, Chief Executive Officer of Barclays PLC; and Robert E. Diamond Jr., President of Barclays PLC, will host a joint teleconference for members of the media today at 8:30 p.m. ET. Those interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-4634 before 8:30 p.m. ET and reference Conference ID number 14126895. A live, listen-only webcast will also be available via the Investor Relations section of www.blackrock.com.

This teleconference and webcast will be available for replay by 10:00 p.m. ET on Thursday, June 11, 2009 and ending at midnight ET on Friday, June 19, 2009. To access a replay of this teleconference, callers from the United States should dial (800) 642-1687 and callers from outside the United States should dial (706) 645- 9291 and enter Conference ID Number 14126895.

BlackRock to Host Teleconference for Analysts and Investors Tomorrow – Friday, June 12th at 8:30 a.m. ET

Laurence D. Fink, Robert S. Kapito and Ann Marie Petach, Chief Financial Officer of BlackRock, will host a teleconference for analysts and investors tomorrow at 8:30 a.m. ET. Those interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-4634 before 8:30 a.m. ET and reference Conference ID number 14126326. A live, listen-only webcast will be available via the Investor Relations section of www.blackrock.com. BlackRock will also post an investor presentation to this section of its website prior to the teleconference.

This teleconference and webcast will be available for replay by 12:00 p.m. ET on Friday, June 12, 2009 and ending at midnight on Friday, June 19, 2009. To access a replay of this teleconference, callers from the United States should dial (800) 642-1687 and callers from outside the United States should dial (706) 645-9291 and enter Conference ID Number 14126326.

It is important to note that a limited number of phone lines are available for the calls and that each call will be prioritized on a first come, first-served basis.

About BlackRock

BlackRock is one of the world’s largest publicly traded investment management firms. At March 31, 2009, BlackRock’s AUM was $1 .283 trillion. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, a growing number of institutional investors use BlackRock Solutions for investment system, risk management and financial advisory services. Headquartered in New York City, BlackRock has employees in 21 countries and a major presence in key global markets, including the U.S., Europe, Asia, Australia and the Middle East. For additional information, please visit the Company's website at www.blackrock.com.

Forward Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s SEC reports and those identified elsewhere in this report the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Barclays, Bank of America, Merrill Lynch or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in the carrying value of BlackRock’s investments; (14) fluctuations in foreign currency exchange rates, which may adversely affect the value of investment advisory and administration fees earned by BlackRock or the carrying value of certain assets and liabilities denominated in foreign currencies; (15) the impact of changes to tax legislation and, generally, the tax position of the Company; (16) the ability of BlackRock to effectively manage the former Quellos business along with its historical operations; (17) BlackRock’s success in maintaining the distribution of its products; (18) the impact of BlackRock electing to provide support to its products from time to time; (19) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions; and (20) the ability of BlackRock to complete the transaction with Barclays.

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